UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 14, 2005

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On December 14, 2005, Integrated Electrical Services, Inc. issued a press release announcing that (i) it has reached a non-binding agreement in principle with an ad hoc committee, whose members hold a majority of the company’s 9-3/8% senior subordinated notes due 2009, for a proposed consensual restructuring of the company’s capital structure; (ii) it has divested the majority of the assets of one of its commercial and industrial business units based in South Carolina for a gross sales prices of $7.1 million; (iii) it expects to file a Form 12b-25 with the SEC, which provides for a fifteen day extension on filing its Form 10-K for its fiscal year ended September 30, 2005; and (iv) it has rescheduled the release of its fiscal 2005 fourth quarter and year end results.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit No.
99.1 – Press Release dated December 14, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: December 15, 2005

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 14, 2005

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